Exhibit 10.2

AMENDMENT TO SECURITY AGREEMENT

This Amendment to Security Agreement (this “Amendment”) is made as of the 31st day of August, 2004 between Laurus Master Fund, Ltd., a Cayman Islands corporation (“Laurus”) and Electric City Corp., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the parties hereto are all of the parties to that certain Security Agreement dated as of September 11, 2003 (the “Security Agreement”); and

WHEREAS, Borrower and Holder have agreed to amend the Security Agreement in certain respects as set forth herein;

NOW, THEREFORE, the parties hereto hereby agrees as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein are used with the meanings given such terms in the Security Agreement.

2. Amendments. The Security Agreement is hereby amended as follows:

(A) The first sentence of clause (viii) of Section 2(a) is hereby amended and restated in its entirety as follows:

If any Eligible Account is not paid by the Account Debtor within one hundred and twenty (120) days after the date that such Eligible Account was invoiced (or, in the case of invoices to Account Debtors which are electric service customers of Xcel Energy (“Xcel”) in the State of Colorado pursuant to sales qualifying under Xcel’s “Custom Efficiency” program, shall not be unpaid after the later of (x) one hundred twenty (120) days from the date when invoiced or (y) January 31, 2005), or if any Account Debtor assets a deduction, dispute, contingency, set-off, or counterclaim with respect to any Eligible Account, (a “Delinquent Account”), the Company shall promptly, and in any event within three (3) business days, (i) reimburse Laurus for the amount of the Revolving Credit Advance made with respect to such Delinquent Account, or (ii) replace such Delinquent Account with an otherwise Eligible Account.

(B) Clause (g) of the definition of Eligible Accounts set forth in Annex A to the Security Agreement is hereby amended and restated in its entirety as follows:

(g) is documented by an invoice in a form approved by Laurus and shall not be unpaid more than one hundred twenty (120) days from invoice date (or, in the case of invoices to electric service customers of Xcel Energy (“Xcel”) in the State of Colorado pursuant to sales qualifying under Xcel’s “Custom Efficiency” program, shall not be unpaid after the later of (x) one hundred twenty (120) days from invoice or (y) January 31, 2005);

(C) Clause (h) of the definition of Eligible Accounts set forth in Annex A to the Security Agreement is hereby amended and restated in its entirety as follows:

(h) not more than twenty-five percent (25%) of the unpaid amount of invoices due from such Account Debtor remains unpaid more than one hundred twenty (120) days from invoice date (or, in the case of invoices to electric service customers of Xcel Energy (“Xcel”) in the State of Colorado pursuant to sales qualifying under Xcel’s “Custom Efficiency” program, remains unpaid after the later of (x) one hundred twenty (120) days from invoice or (y) January 31, 2005);

(D) The definition of Minimum Borrowing Notes set forth in Annex A to the Security Agreement is hereby amended and restated in its entirety as follows:

“Minimum Borrowing Note” shall mean each secured convertible revolving note in substantially the form of Exhibit B, duly completed, made by the Company in favor of Laurus (each, a “Secured Convertible Note”), each in a principal amount equal to the Minimum Borrowing Amount.

(E) The definition of Initial Term set forth in Annex A to the Security Agreement is hereby amended and restated in its entirety as follows:

“Initial Term” means September 11, 2003 through the close of business on September 1, 2006, subject to acceleration at the option of Laurus upon the occurrence of an Event of Default hereunder or other termination hereunder.

(F) A new Exhibit B is added to the Security Agreement in the form of Exhibit I to this Amendment.

3. Miscellaneous.

(A) Captions. Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

(B) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. In the event that any provision of this Amendment is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Amendment.

(C) Counterparts; Facsimile Signature. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document. This Amendment may be executed by facsimile signature, and any such facsimile signature by any party hereto shall be deemed to be an original signature and shall be binding on such party to the same extent as if such facsimile signature were an original signature.

(D) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(E) References. From and after the date of execution of this Amendment, any reference to the Security Agreement contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(F) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Security Agreement. The Security Agreement, as modified hereby, remains in full force and effect and are hereby reaffirmed in all respects.

(G) Construction. Each party acknowledges that its legal counsel participated in the preparation of this Amendment and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Amendment to favor any party against the other.

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IN WITNESS WHEREOF, the parties have executed this Amendment to Security Agreement as of the date first set forth above.

ELECTRIC CITY CORP.

By:	/s/ Jeffrey Mistarz

Name: Title:	Jeffrey Mistarz Chief Financial Officer & Treasurer

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin

Name: Title:	Eugene Grin Director

EXHIBIT I TO AMENDMENT TO SECURITY AGREEMENT

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATES SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ELECTRIC CITY CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED CONVERTIBLE REVOLVING NOTE

1. FOR VALUE RECEIVED, ELECTRIC CITY CORP. a Delaware corporation (the “Borrower”) promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the “Holder”) or its registered assigns, on order, the sum of TWO MILLION DOLLARS ($2,000,000), of, if different, the aggregate principal amount of all “Loans” (as such term is defined in the Security Agreement referred to below), together with any accrued and unpaid interest hereon, on September 1, 2006 (the “Maturity Date”).

2. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement between Borrower and the Holder dated as of September 11, 2003 (as amended, modified and supplemented from time to time, the “Security Agreement”).

3. The following terms shall apply to this Note:

INTEREST

Interest Rate and Payments. Subject to Sections 5.3 and 6.7 hereof, interest payable on this Note shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time, plus one and three quarters percent (1.75%). Interest shall be payable monthly in arrears commencing on    1, 200   and on the first day of each consecutive calendar month thereafter The Prime Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in such rate in accordance with the terms of the Security Agreement.

ADVANCES, BORROWER CONVERSION RIGHTS, PAYMENTS UNDER NOTE

Mechanics of Advances. All Loans evidenced by this Note shall be made in accordance with the terms and provisions of the Security Agreement.

Borrower’s Conversion Rights. Subject to the terms hereof, the Borrower shall have the sole option to determine whether to satisfy payment of any payment of principal or interest when due either in cash or in shares of Common Stock (as defined in the Security Agreement), or a combination of both. Each month by the tenth (10th) day of such month, the Borrower shall deliver to the Holder a written irrevocable notice in the form of Exhibit A attached hereto electing to pay the amount specified therein payable on the first day of the next month in either cash or Common Stock, or a combination of both (each, a “Repayment Election Notice”). Each Repayment Election Notice shall be delivered to the Holder not later than the tenth (10th) day of the month prior to the applicable payment date (the date by which such notice is required to be given being hereinafter referred to as the “Notice Date”). If, for any amount which is due on any repayment date, a Repayment Election Notice is not delivered to the Holder by the applicable Notice Date for such repayment date, then the amount due on such repayment date shall be paid in cash. If the Borrower repays all or a portion of the amount due on any payment date in shares of Common Stock, the number of such shares to be issued for such payment date shall be the number determined by dividing (x) the amount to be paid in shares of Common Stock, by (y) the Fixed Conversion Price. For purposes hereof, the “Fixed Conversion Price” means $1.64 (which has been determined on the date of this Note as an amount equal to the average closing price for the five (5) trading days immediately prior to the date of this Note).

No Effective Registration. Notwithstanding anything to the contrary herein, the Borrower shall be prohibited from exercising its right to repay any amount hereunder in shares of Common Stock if at any time from the Notice Date for such payment through the date upon which such payment is made by delivery of certificates for shares of Common Stock there fails to exist an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued, or if an Event of Default hereunder exists and is continuing, unless such requirement is otherwise waived in writing by the Holder in whole or in part at the Holder’s option.

Common Stock Payment Guidelines. Notwithstanding anything to the contrary herein, if the Borrower has elected to make a payment hereunder in shares of Common Stock and the closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for any of the 11 trading days preceding the scheduled payment date was less than 115% of the Fixed Conversion Price, then the Holder shall have the option to refuse to accept any portion of such payment in shares of Common Stock.

Optional Prepayments in Common Stock. In the event that the average closing price of the Common Stock on the Principal Market is greater than 115% of the Fixed Conversion Price for a period of at least five (5) consecutive trading days, then the Borrower may, at its sole option, provide the Holder written notice (a “Call Notice”) requiring the conversion at the Fixed Conversion Price of all or a portion of the outstanding principal of this Note (subject to compliance with Section 3.3 if payment is less than all of the principal and interest then due), together with accrued interest on the amount being prepaid, as of the date set forth in such Call Notice (the “Call Date”). The Call Date shall be at least eleven (11) trading days following the date of the Call Notice. Provided that;

(i) on the Call Date there has been filed with the Securities and Exchange Commission and declared effective a current registration statement covering the shares of Common Stock which are to be issued pursuant to the Call Notice, then on the Call Date the Borrower shall deliver to the Holder certificates evidencing the shares of Common Stock issued in satisfaction of the principal and interest being retired. Notwithstanding the foregoing, the Borrower’s right to issue shares of Common Stock in payment of obligations under this Note shall be subject to the limitation that the number of shares of Common Stock issued in connection with any Call Notice shall not exceed 25% of the aggregate dollar trading volume of the Common Stock for the eleven (11) trading days immediately preceding the Call Date (as such volume is reported by Bloomberg, L.P. If the price of the Common Stock falls below 115% of the Fixed Conversion Price during the eleven (11) trading day period immediately preceding the Call Date, then the Holder will then be required to convert only such amount of the Note as shall equal twenty five percent (25%) of the aggregate dollar trading volume (as such volume is reported by Bloomberg L.P.) for each day that the Common Stock has exceeded 115% of the then applicable Fixed Conversion Price.

The Borrower shall not be permitted to give the Holder more than one Call Notice under this Note during any 22-day period.

Optional Prepayment in Cash. The Borrower will have the option of prepaying this Note in full or in part at any time without penalty or premium.

HOLDER’S CONVERSION RIGHTS

Optional Conversion. Subject to the terms of this Article III, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, or thereafter during an Event of Default (as defined in Article V), and, subject to the limitations set forth in Section 3.2 hereof, to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable shares of the Common Stock at the Fixed Conversion Price. The shares of Common Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.”

Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder or issuable upon exercise of warrants held by such Holder and 4.99% of the outstanding shares of Common Stock of the Borrower. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Holder may void the Conversion Share limitation described in this Section 3.2 upon 75 days prior notice to the Borrower or without any notice requirement upon an Event of Default.

Mechanics of Holder’s Conversion. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (“Notice of Conversion”) to the Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. The Borrower will cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the “Delivery Date”).

4. In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides the Borrower written instructions to the contrary.

Late Payments. The Borrower understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Borrower agrees to pay late payments to the Holder for late issuance of such shares in the form required pursuant to this Article III upon conversion of the Note, in the amount equal to the greater of (i) $250 per business day after the Delivery Date and (ii) the Holder’s actual damages from such delayed delivery. The Borrower shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages.

Adjustment Provisions. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 3.1 shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

Share Issuances. Subject to the provisions of this Section 3.6, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock to a person other than the Holder (otherwise than (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; or (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower) for a consideration per share (the “Offer Price”) less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to such lower Offer Price. For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price only upon the conversion, exercise or exchange of such securities.

Computation of Consideration. For purposes of any computation respecting consideration received pursuant to Subsection C above, the following shall apply:

(a) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Borrower for any underwriting of the issue or otherwise in connection therewith;

(b) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Borrower (irrespective of the accounting treatment thereof); and

(c) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, no adjustment to the Offer Price shall be made until actual exercise of any such rights of conversion or exchange. Upon any such exercise, the aggregate consideration received for such securities shall be deemed to be the consideration received by the Borrower for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Borrower upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Subsection (D)).

Reservation of Shares. During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

Registration Rights. The Holder has been granted registration rights with respect to the shares of Common Stock issuable upon conversion of this Note as more fully set forth in a Registration Rights Agreement dated the date hereof.

EVENTS OF DEFAULT

5. The occurrence of any of the following events is an Event of Default (“Event of Default”):

Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of principal, interest or other fees hereon or on any other promissory note issued pursuant to the Security Agreement, when due in accordance with the terms of such note.

Breach of Covenant. The Borrower breaches any covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of thirty (30) days after the occurrence thereof.

Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, or the Security Agreement, or in any Ancillary Agreement shall be materially false or misleading.

Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for 5 consecutive days or 5 days during a period of 10 consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice. The “Principal Market” for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock), or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

Default Under Related Agreement. The occurrence of an Event of Default under and as defined in the Security Agreement.

6. 4.6 Failure to Deliver Common Stock or Replacement Note. The Borrower’s failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, and Section 9 of the Securities Purchase Agreement, or if required, a replacement Note if such failure to timely deliver Common Stock shall not be cured within two (2) days or such failure to deliver a replacement Note is not cured within seven (7) Business Days.

7. 4.7 Payment Grace Period. The Borrower shall have a three (3) business day grace period to pay any monetary amounts due under this Note or the Purchase Agreement or any Related Document, after which grace period a default interest rate of five percent (5%) per annum above the then applicable interest rate hereunder shall apply to the monetary amounts due.

DEFAULT PAYMENTS

Default Payment. If an Event of Default occurs, the Holder, at its option, may elect, in addition to all rights and remedies of Holder under the Security Agreement and all obligations of Borrower under the Security Agreement, to require the Borrower to make a Default Payment (“Default Payment”). The Default Payment shall be the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder.

Default Payment Date and Default Notice Period. The Default Payment shall be due and payable on the fifth business day after the date written notice is sent from the Holder to the Borrower of an Event of Default as defined in Article IV (“Default Payment Date”). The period between the date of the written notice from the Holder to the Borrower of an Event of Default and the Default Payment Date shall be the “Default Notice Period.” If during the Default Notice Period, the Borrower cures the Event of Default, the Event of Default will no longer exist and any rights the Holder had pertaining to the Event of Default will no longer exist. If the Event of Default is not cured during the Default Notice Period, all amounts payable hereunder shall be due and payable on the Default Payment Date, all without further demand, presentment or notice, or grace period, all of which hereby are expressly waived.

Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, interest on this Note shall automatically be increased to one and one half percent (1.5%) per month, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate applicable to such Obligations until such Event of Default is cured or waived.

Cumulative Remedies. The remedies under this Note shall be cumulative.

MISCELLANEOUS

Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Notices. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Security Agreement.

Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement.

Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court order in favor of Holder.

Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

Security Interest. The Holder of this Note has been granted a security interest in certain assets of the Borrower more fully described in a Security Agreement dated as of September 11, 2003.

Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

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8.

IN WITNESS WHEREOF, the Borrower has caused this Secured Convertible Revolving Note to be signed in its name effective as of this    day of    , 200   .

ELECTRIC CITY CORP.

By:
Name:
Title:

WITNESS:

260593.1 044202-321362

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

9. The undersigned hereby elects to convert $   of the principal and $    of the interest due on the Secured Convertible Revolving Note issued by Electric City Corp. on    , 200   into Shares of Common Stock of Electric City Corp. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Delivered:

Signature:

Print Name:
—
Address:	—

Holder DWAC instructions

10.

260593.1 044202-321363